Exhibit 99.1

PRESS RELEASE

Tivic Health Signs Agreement with ALOM to Manage Product Supply Chain, Assembly, and Logistics

Significant progress made to supply chain to support cost improvements and scaling

SAN FRANCISCO – December 1, 2022 – Tivic Health® Systems, Inc. (“Tivic”) (Nasdaq: TIVC), a commercial-phase health technology company that develops and commercializes bioelectronic medicine, today announced it has hired ALOM Technologies Corporation (“ALOM”), a leader in global supply chain product and service delivery programs, to manage product supply chain, assembly, and logistics.

Headquartered in the U.S., ALOM will be the company’s 3rd party logistics (3PL) warehouse, fulfillment, and production partner responsible for storing, packaging, and shipping Tivic product orders. Operating out of 19 global locations, ALOM’s technology-driven supply chain offerings include inventory management, contract manufacturing, procurement, fulfillment, warehouse operations, and logistics systems technology.

ALOM is a privately held, woman-owned company with a 25-year history of operational, quality, and sustainability excellence, including two consecutive years as a Multichannel Merchant Top 3PL Provider, and a 2022 Manufacturing Leadership Award recipient by the National Association of Manufacturers (NAM). In the medical industry, ALOM is ISO 13485 certified with FDA-registered facilities.

“ALOM’s relationship with Tivic Health brings together two organizations that share a commitment to improving the quality of people’s lives,” said Hannah Kain, president, and CEO, of ALOM. “Leveraging ALOM’s medical supply chain expertise, we have created a customized assembly, fulfillment, and reverse logistics program that delivers on both companies’ core values of technology-driven innovation, quality, and service level excellence.”

“Adding the expertise and technology stack of ALOM empowers us to unify sales channels and optimize fulfillment and shipping so we can focus on scalable growth and customer needs,” said

Ryan Sabia, COO of Tivic Health. “We are excited to add ALOM as our strategic partner as we continue to streamline our omnichannel and e-commerce operations.”

The company also recently announced additional cost reduction and margin improvement steps, including:

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Execution of a manufacturing partnership with Microart Services Inc., which is expected to reduce printed circuit board subassembly costs by up to 70% while increasing scalability in manufacturing.
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Implementation of a $20 increase in the manufacturer’s suggested retail price (MSRP) per ClearUP unit.

“Improving gross margin and our scalability are areas of focus for us in 2022. We believe the new relationships with Microart Services and ALOM will help in our cost reduction implementation processes creating a strong foundation for the company as we enter the peak holiday season and the New Year,” added Sabia.

About ALOM

ALOM is a global supply chain management services and solutions provider serving as a partner to its Fortune 500 clients in the medical, life sciences, technology, automotive, government, and utility/energy sectors. Headquartered in Fremont, CA, its expert team of strategists, technology engineers, and supply chain specialists operate globally from 19 locations. ALOM manages the physical supply chain from procurement, inventory management, contract assembly, digital media, and print as well as omnichannel fulfillment. ALOM also manages the data supply chain with e-commerce solutions, visibility tools, digital delivery tools, data management, and strong back-end systems, as well as the financial supply chain. ALOM is proud to deliver its clients’ products and services impeccably, enrich the end-user experience, and uphold their brand reputations. http://www.alom.com

About Tivic

Tivic Health Systems, Inc. is a commercial-phase health technology company delivering non-invasive bioelectronic treatments that provide consumers with a choice in the treatment of inflammation and certain other related conditions. For more information visit https://tivichealth.com @TivicHealth.

Forward-Looking Statements

This press release may contain “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Tivic Health Systems, Inc.’s current expectations and are subject to inherent uncertainties, risks, and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: market and other conditions; supply chain constraints; macroeconomic factors, including inflation; the risks that the ongoing COVID-19 pandemic may disrupt Tivic’s business more severely than anticipated; and unexpected costs, charges or expenses that reduce Tivic’s capital resources. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Tivic’s actual results to differ from those contained in the forward-looking statements, see Tivic’s filings with the SEC, including, its Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 31, 2022, under the heading “Risk Factors”; its Registration Statement on S-1, filed with the SEC on October 26, 2022, under the heading “Risk Factors”; as well as the company’s subsequent filings with the SEC. Forward-looking statements contained in this press release are made as of this date, and Tivic Health Systems, Inc. undertakes no duty to update such information except as required by applicable law.

Media Contact:

Cheryl Delgreco

Cheryl.Delgreco@tivichealth.com

617-429-6749

Investor Contact:

Hanover International, Inc.

ir@tivichealth.com